UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 2, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 2, 2006, the Audit Committee of EXCO Resources, Inc. (referred to as “our” and “we” below) dismissed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm and approved the appointment of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2006.  By written consent effective June 2, 2006, our Board of Directors ratified the Audit Committee’s decision to change independent registered public accounting firms and the appointment of KPMG LLP.

The reports of PricewaterhouseCoopers on our consolidated financial statements as of December 31, 2005 and for the period from October 3, 2005 through December 31, 2005 (successor entity), the period from January 1, 2005 through October 2, 2005 (predecessor entity) and as of and for the year ended December 31, 2004 (predecessor entity) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the period from October 3, 2005 through December 31, 2005 (successor entity), the period from January 1, 2005 through October 2, 2005 (predecessor entity) and year ended December 31, 2004 (predecessor entity), and through June 2, 2006, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference thereto in its reports on the financial statements for such periods.

During the period from October 3, 2005 through December 31, 2005 (successor entity), the period from January 1, 2005 through October 2, 2005 (predecessor entity) and the year ended December 31, 2004 (predecessor entity), and through June 2, 2006, there have been no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except as described in the following paragraph.

Our management has concluded that since December 31, 2004, we have not maintained effective controls over the preparation and review of the quarterly and annual tax provision and the related financial statement presentation and disclosure of income tax matters and that this deficiency represents a material weakness (as defined under standards established by the American Institute of Certified Public Accountants (“AICPA”)).  Specifically, our controls are not adequate to ensure the completeness, timeliness and accuracy of the tax provision and the related current and deferred tax balances.  This control deficiency resulted in the restatement of our consolidated financial statements for the quarters ended June 30, 2005 and September 30, 2005 and adjustments resulting from interim reviews of the quarters ended March 31, 2005 and 2006 and audit adjustments to the consolidated financial statements for the years ended December 31, 2004 and 2005, affecting income tax expense and the deferred tax liability accounts.  In connection with the audits of the Company’s consolidated financial statements for the years ended December 31, 2004 and 2005, PricewaterhouseCoopers informed the Audit Committee that it believed our controls over the accounting for taxes were not adequate and that this deficiency represented a material weakness (as defined under standards established by the AICPA).  We have described this material weakness and the Company’s efforts to remediate it in Item 9A in our Forms 10-K for the years ended December 31, 2004 and December 31, 2005 and in Item 4 of our Forms 10-Q for the quarters ended in 2005 and 2006.  The Audit Committee discussed this material weakness with PricewaterhouseCoopers and has authorized PricewaterhouseCoopers to respond fully to the inquiries of KPMG LLP concerning such material weakness.

We have requested that PricewaterhouseCoopers furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of the letter dated June 7, 2006, is filed as Exhibit 16.1 to this Form 8-K.

During the period from October 3, 2005 through December 31, 2005 (successor entity), the period from January 1, 2005 through October 2, 2005 (predecessor entity) and the year ended December 31, 2004 (predecessor entity), and through June 2, 2006, we have not consulted with KPMG LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided to us by KPMG LLP that we concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue: or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event” described in Item 304(a)(1)(v) of Regulations S-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(c)  Shell company transactions.

Not applicable.

(d)  Exhibits.

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated June 7, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: June 8, 2006	By:	/s/ J. Douglas Ramsey
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated June 7, 2006.